Exhibit 2.3

TRANSFER AGREEMENT

AND PLAN OF REORGANIZATION

THIS TRANSFER AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is made as of May 31, 2013, by and between GIGAMON SYSTEMS LLC, a California limited liability company (“Transferor”), and Gigamon Inc., a Delaware corporation (“Acquirer”).

Recitals

A. Transferor has elected to be treated as a corporation for federal and state income tax purposes, and holds shares of Acquirer’s common stock, par value $0.0001 per share (“Acquirer’s Common Stock”).

B. Acquirer is the successor of Gigamon LLC, a Delaware limited liability company.

C. Transferor desires to transfer to Acquirer, and Acquirer desires to receive from Transferor, those assets of Transferor listed on Schedule A hereto (collectively, the “Assets”), for the consideration and on the terms set forth in this Agreement, including the issuance by Acquirer to Transferor of 16,851,635 shares of Acquirer’s Common Stock (the “Consideration”). Transferor represents that the Assets constitute substantially all of the assets of Transferor.

D. Certain employees and service providers of Acquirer were originally employed by Transferor, prior to January 2, 2009, and were granted options to acquire shares representing membership interests in Transferor (each a “Transferor Option” and collectively the “Transferor Options”). Acquirer desires to substitute options to purchase Acquirer’s Common Stock for all Transferor Options, as listed on Schedule B hereto, and ensure that each Transferor Option, so substituted by the Acquirer under this Agreement, shall continue to have, and be subject to, the substantially equivalent same terms and conditions (including, if applicable, the vesting arrangements and other terms and conditions set forth in the applicable stock option agreement, with appropriate adjustments to the exercise price and the number of shares of Acquirer’s Common Stock subject to such substituted Transferor Options) as are in effect immediately prior to the Closing Date, except as set forth in Section 2.2 below. The transfer of the Assets contemplated by Recital C above and the substitution of Transferor Options contemplated hereby are sometimes referred to herein collectively as the “Contemplated Transaction.”

E. Immediately after the consummation of the Contemplated Transaction, Transferor will dissolve and, pursuant to a plan of complete liquidation (the “Liquidation Plan”) which will be completed as soon as practicable but in no event later than 12 months after the date of this Agreement, distribute to Transferor’s equityholders their proportionate interests, based on the outstanding capitalization of Transferor, in the Consideration (the “Consideration Distribution”). Equityholders of outstanding shares of Transferor shall be entitled to receive Acquirer’s Common Stock from Transferor as part of such Consideration Distribution. In connection with the Consideration Distribution, cash will be distributed to Transferor’s equityholders in lieu of fractional shares of the shares of Acquirer’s Common Stock constituting the Consideration. Such fractional shares will be purchased from Transferor by Acquirer.

F. The Acquirer has filed a Registration Statement on Form S-1 (File No. 333-182662) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) and has filed an application with the New York Stock Exchange (the “NYSE”) to have the Acquirer’s Common Stock publicly traded on the NYSE.

G. Transferor desires to enter into this Agreement and consummate the Contemplated Transaction and the Consideration Distribution in order to (i) provide its equityholders and optionees with shares of Acquirer’s Common Stock and/or options to purchase shares of Acquirer’s Common Stock, as applicable, in cancellation and satisfaction of shares Transferor pursuant to the Liquidation Plan or the substitution of options to purchase shares of Transferor with options to purchase shares of Acquirer’s Common Stock, (ii) resolve potential differences and disputes among Transferor’s equityholders relating to Transferor’s strategic direction and dividend policy, (iii) eliminate Transferor’s control over decisions relating to the sale of substantially all of Transferor’s shares of Acquirer’s Common Stock, and (iv) other business reasons.

H. Acquirer desires to enter into this Agreement and consummate the Contemplated Transaction in order to (i) reduce uncertainty as to the market value of shares of Acquirer’s Common Stock caused by the ownership of such shares in an entity which is not an institutional investor, (ii) increase the number of beneficial holders of Acquirer’s Common Stock and, thereby, increase the potential liquidity of shares of Acquirer’s Common Stock, and (iii) other business reasons.

I. For federal income tax purposes, it is intended that the Contemplated Transaction qualify as a “reorganization” within the meaning of Section 368(a)(1)(C) and (D) of the Internal Revenue Code of 1986, as amended (a “Reorganization”).

Agreement

The parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

Definitions

1.1 Definitions.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Agreement, neither the Company nor any of its Subsidiaries shall be considered an Affiliate of any of the other Parties to this Agreement.

“Approval of Transferor’s Equityholders” means approval of the Contemplated Transaction by the holders of a majority of the Class A shares of Transferor.

“Assets” means those assets of Transferor listed in Schedule A to this Agreement.

“Breach” means any such inaccuracy, breach, failure, claim, occurrence, or circumstance and a “Breach” of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision.

“Acquirer” means Gigamon Inc., a Delaware corporation.

“Acquirer Information” means all information concerning Acquirer and Acquirer’s participation in the Contemplated Transaction which is required to be included in the Information Statement.

“Acquirer’s Common Stock” has the meaning as set forth in Recital C of this Agreement.

“Acquirer Option” has the meaning as set forth in Section 2.2.

“Claim” has the meaning as set forth in Section 9.3.

“Closing” has the meaning as set forth in Section 2.3.

“Closing Date” means the date of the Closing.

“Consent” means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

“Consideration” has the meaning as set forth in Recital C of this Agreement.

“Consideration Distribution” has the meaning as set forth in Recital E of this Agreement.

“Contemplated Transaction” has the meaning as set forth in Recital C of this Agreement.

“Contract” means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

“Damages” has the meaning as set forth in Section 9.2.

“Delaware Law” means, collectively, the DGCL and the DLLCA.

“DGCL” means the General Corporation Law of the State of Delaware.

“DLLCA” means the Limited Liability Company Act of the State of Delaware.

“Encumbrance” means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor act.

“Governmental Authorization” means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

“Governmental Body” means any (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign, or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), (d) multi-national organization or body, or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

“Indemnified Party” has the meaning as set forth in Section 9.3.

“Indemnifying Party” has the meaning as set forth in Section 9.3.

“Indemnity Agreement” has the meaning as set forth in Section 2.4(a)(iii).

“Information Statement” means the disclosure document to be disseminated to Transferor’s equityholders that sets forth all information with respect to the Contemplated Transaction and the Consideration Distribution that is required to be disclosed to Transferor’s equityholders and optionees under the applicable provisions of the Securities Act (including Section 4(2) thereunder) and the Exchange Act.

“Knowledge” means an individual will be deemed to have “Knowledge” of a particular fact or other matter if (a) such individual is actually aware of such fact or other matter or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A person (other than an individual) will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving as an officer, partner, executor, or trustee of such person (or in any similar capacity) has Knowledge of such fact or other matter.

“Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

“Liquidation Plan” has the meaning as set forth in Recital E of this Agreement.

“Majority Equityholders” means Ted C. Ho, Patrick P. Leong, Thomas K.Y. Cheung, King L. Won, Thomas L. Gallatin and Wai-Yan “Sandy” Chau, and entities controlled by such persons, and the successors and assigns of such named Majority Equityholders.

“Material Adverse Effect” means a material adverse effect on the ability of the applicable party to consummate the transactions contemplated by this Agreement.

“NYSE” has the meaning as set forth in Recital F of this Agreement.

“Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

“Organizational Documents” means (a) the articles or certificate of incorporation and the bylaws of a corporation, (b) the partnership agreement and any statement of partnership of a general partnership, (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (d) the articles of organization or certificate of formation of a limited liability company and the operating agreement or limited liability company agreement of a limited liability company, (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a person, and (f) any amendment to any of the foregoing.

“person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

“Potential Contributor” has the meaning as set forth in Section 9.4.

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

“Registration Statement” has the meaning as set forth in Recital F of this Agreement.

“Reorganization” has the meaning as set forth in Recital I of this Agreement.

“Representative” means with respect to a particular person, any director, officer, employee, agent, consultant, advisor, or other representative of such person, including legal counsel, accountants, and financial advisors.

“Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by holders of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

“SEC” means the Securities and Exchange Commission or any other Governmental Body at the time administering the Securities Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“Systems Members” means the members of Transferor, as listed on Transferor’s schedule of members as maintained by Transferor and as previously provided by Transferor to Acquirer, and entities controlled by such persons, and the successors and assigns of such Systems Members.

“Transferor” means Gigamon Systems LLC, a California limited liability.

“Transferor’s Shares” has the meaning as set forth in Schedule A to this Agreement.

“Tax” means (1) any tax, governmental fee or other like assessment or charge of any kind whatsoever; including, but not limited to, withholding on amounts paid to or by any person, federal and state income taxes, real property gains taxes, sales and use taxes, escheat taxes, abandoned or unclaimed property taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, capital stock taxes, real and personal property taxes, environmental taxes, transfer taxes, severance taxes, alternative or add-on minimum taxes, and custom duties, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (whether federal, state, local, municipal, foreign or otherwise) responsible for the imposition of any such tax (a “Taxing Authority”) and (2) any liability for the payment of any amount of the type described in the immediately preceding clause (1) as a result of a person being a member of an affiliated, consolidated or combined group with any other corporation at any time on or prior to the Closing Date.

“Tax Return” means any return (including information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Third Party Claim” has the meaning as set forth in Section 9.3.

“Threatened” means a claim, Proceeding, dispute, action, or other matter will be deemed to have been “Threatened” if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

“Warranty Breach” has the meaning as set forth in Section 9.2.

1.2 Other Definitional and Interpretative Provisions. The words “hereof,” “herein,” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, and Exhibits are to Articles, Sections, and Exhibits of this

Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written,” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law,” “laws,” or to a particular statute or law shall be deemed also to include any and all Laws.

ARTICLE II

Transfer; Closing; Consideration Distribution

2.1 Transfer. Subject to the terms and conditions of this Agreement, at the Closing, (a) Transferor will transfer the Assets to Acquirer, (b) Acquirer will acquire the Assets from Transferor, and (c) Acquirer will issue the Consideration to Transferor in consideration of such transfer.

2.2 Options. In respect to the Transferor Options, each Transferor Option outstanding immediately prior to the Closing shall be substituted by Acquirer with an option to purchase Acquirer’s Common Stock (each, an “Acquirer Option”). Each such Acquirer Option shall continue to have, and be subject to, substantially equivalent terms and conditions as the substituted Transferor Option (including, if applicable, the vesting arrangements set forth in the applicable stock option agreement) in effect immediately prior to the Closing, except that (i) the Acquirer Option will be governed by the Acquirer’s 2012 Unit Option Plan and Acquirer’s standard form of option agreement, (ii) the Acquirer Option shall be exercisable for that number of whole shares of Acquirer’s Common Stock equal to the product (rounded down to the next whole number of shares of Acquirer’s Common Stock, with no cash being payable for any fractional share eliminated by such rounding) obtained by multiplying the number of shares representing membership interests in Transferor that were issuable upon exercise of such substituted option immediately prior to the Closing Date by 0.06727 and (iii) the per share exercise price for the shares of Acquirer’s Common Stock issuable upon exercise of such Acquirer Option shall be equal to the quotient (rounded up to the next whole cent) obtained by dividing the exercise price per share at which such substituted option was exercisable immediately prior to the Closing Date by 0.06727. Each Person who immediately prior to the Closing was a holder of a Transferor Option will enter into an Option Substitution Agreement evidencing the foregoing substitution of such option by Acquirer substantially in the form of Exhibit 2.4(a)(iv).

2.3 Closing. The closing of the transfer provided for in this Agreement (the “Closing”) will take place at the offices of Wilson Sonsini Goodrich & Rosati, P. C., 650 Page Mill Road, Palo Alto, California 94304, at 10:00 a.m. (local. time) promptly following the conversion of Acquirer from a Delaware limited liability company to a Delaware corporation and prior to the effectiveness of the Registration Statement and on the date that Transferor and Acquirer agree that the conditions set forth in Articles VI and VII have been satisfied or waived. Subject to the provisions of Article VII, failure to consummate the transfer provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.2 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

2.4 Closing Obligations. At the Closing:

(a) Transferor will deliver to Acquirer:

(i) forms of assignments, bills of sale and other appropriate documents and instruments necessary or appropriate to effect the transfer of the Assets to Acquirer, together with the certificate(s) (or other evidence if such certificate was never issued to Transferor) representing Transferor’s Shares, accompanied by a duly executed form of assignment separate from certificate (with such signature guarantee as may be required by Acquirer’s transfer agent) for transfer to Acquirer;

(ii) a Liability Assumption Agreement and Indemnity substantially in the form of Exhibit 2.4(a)(iii) (the “Indemnity Agreement”), executed by each of the Systems Members, whereby each of the Systems Members (A) assumes and agrees to pay, satisfy, discharge and perform all duties, obligations and liabilities of Transferor under this Agreement (including indemnification obligations) other than those that Transferor fully satisfies or performs prior to its contemplated dissolution and (B) agrees to indemnify Acquirer as set forth therein. For the avoidance of doubt, it shall be noted that the indemnification obligation of a Systems Member under this Agreement and the Indemnity Agreement shall be limited to the value, as of the Closing, of the Consideration received by such Systems Member pursuant to the Consideration Distribution; and

(iii) an Option Substitution Agreement substantially in the form of Exhibit 2.4(a)(iv) (the “Option Substitution Agreement”), executed by each Person who immediately prior to the Closing was a holder of a Transferor Option.

(b) Acquirer will deliver a duly authorized and authenticated certificate representing the shares of Acquirer’s Common Stock constituting the Consideration or shall make a book entry in its stock records to such effect.

2.5 Consideration Distribution. Immediately after the Closing:

(a) Transferor will deliver to Acquirer the certificate (or other evidence if such certificate was never issued to Transferor) representing the shares of Acquirer’s Common Stock constituting the Consideration, accompanied by a duly executed form of assignment separate from certificate (with such signature guarantee as may be required by Acquirer for transfer to Transferor’s equityholders pursuant to the Consideration Distribution; and

(b) Acquirer will deliver to Transferor (for delivery by Transferor to Transferor’s equityholders upon satisfaction of the condition set forth in Section 5.9(b)) certificates (or shall make book entries in its stock records) representing the shares of Acquirer’s Common Stock constituting the Consideration to be issued to Transferor’s equityholders and cash, with respect to fractional shares, to be delivered to the applicable Transferor’s equityholders, pursuant to the Consideration Distribution.

ARTICLE III

Representations, Warranties and Covenants of Transferor

Transferor represents and warrants to, and covenants with, Acquirer as follows:

3.1 Limited Liability Company Existence and Power. Transferor is a limited liability company duly organized, validly existing and in good standing under the laws of California, with full power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use.

3.2 Authority; No Conflict. The execution, delivery and performance by Transferor of this Agreement and the consummation of the transactions contemplated hereby are within the limited liability company powers and authority of Transferor and have been duly authorized by all necessary limited liability company action on the part of Transferor. This Agreement constitutes the legal, valid and binding obligation of Transferor, enforceable against Transferor in accordance with its terms, (i) except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other laws concerning fraudulent conveyances and preferential transfers and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3.3 Governmental Authorization. The execution, delivery and performance by Transferor of this Agreement and the consummation of the transactions contemplated hereby require no action, consent or approval by or in respect of, filing with or material notice to, any governmental body, agency or official other than any such action or filing as to which the failure to make or obtain would not have, individually or in the aggregate, a Material Adverse Effect.

3.4 Noncontravention. The execution, delivery and performance by Transferor of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (a) violate or conflict with the Organizational Documents of Transferor or any resolution adopted by or action taken by the managing member or members of Transferor, (b) assuming compliance with the matters referred to in Section 3.3, contravene or conflict with or constitute a violation of any provision of any Legal Requirement binding upon or applicable to Transferor, (c) with or without the giving of notice or the lapse of time, or both, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Transferor, or to a loss of any benefit to which Transferor is entitled, under any provision of any agreement, contract or other instrument to which Transferor is a party or by which it or its properties or assets is bound or

(d) result in the creation or imposition of any Encumbrance upon or with respect to Transferor or its assets, except, in the case of clauses (b),(c) or (d), for any such contravention, conflict, violation, default, termination, cancellation, acceleration or loss that would not have, individually or in the aggregate, a Material Adverse Effect.

3.5 Title to Assets. Transferor owns all right, title and interest in and to the Assets, free and clear of all Encumbrances. Upon transfer of the Assets to Acquirer at the Closing, Acquirer will obtain good and marketable title to the Assets, free and clear of all Encumbrances other than those arising under federal and state securities laws. Immediately prior to the time of the Closing, Transferor will not own any assets other than the Assets.

3.6 Legal Proceedings. There is no pending Proceeding by or against Transferor: (a) that has been commenced or that otherwise relates to or may affect the Assets; or (b) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the Contemplated Transaction. To the Knowledge of Transferor, (x) no such Proceeding has been Threatened, and (y) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Except as set forth in Schedule C, there is no Proceeding pending in which Transferor is a party. To the Knowledge of Transferor, no Proceeding has been threatened against Transferor, except as set forth in Schedule C.

3.7 Investment Intent. Transferor is acquiring the Consideration for investment and not with a view to its distribution within the meaning of Section 2(11) of the Securities Act other than in connection with the Consideration Distribution.

3.8 Section 4(2) of the Securities Act. The Contemplated Transaction and the Consideration Distribution will be exempt from registration pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

3.9 Brokers or Finders. Transferor and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.

3.10 Taxes. Transferor has filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to Transferor pursuant to applicable Legal Requirements. Transferor has paid, or made provision for the payment of, all Taxes that have or may have become due regardless of whether shown on any Tax Returns or otherwise, or pursuant to any assessment received by Transferor. No audits are pending or, to Transferor’s Knowledge, Threatened with respect to any Tax owed or allegedly owed by Transferor. None of Transferor’s assets or properties (including the Assets) is subject to any Tax lien, except for liens for Taxes not yet due and payable.

3.11 Compliance with Legal Requirements. Transferor is, and at all times since January 2, 2009, has been, in compliance in all material respects with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets. No event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by Transferor of, or a failure on the part of Transferor to comply with, any Legal Requirement. Transferor has not received, at any time since January 2, 2009, any notice or other communication (whether oral or written) from any Governmental Body or any other person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement.

3.12 Contracts. Transferor is, and at all times since January 2, 2009, has been, in compliance in all material respects with all applicable terms and requirements of each material Contract under which Transferor has or had any obligation or liability or by which Transferor or any of the assets owned or used by Transferor is or was bound.

3.13 Capitalization. Transferor has a total of 2,504,941 Class A voting shares and 247,989,267 Class B non-voting shares representing membership interests in Transferor issued and outstanding, as listed on Transferor’s schedule of members as maintained by Transferor and as previously provided by Transferor to Acquirer. Such shares have been duly authorized and validly issued and are fully paid and nonassessable. Transferor has Transferor Options outstanding to acquire an aggregate of 66,646 Class A voting shares and 6,597,954 Class B non-voting shares representing membership interests in Transferor, as listed on Schedule B hereto. The Majority Equityholders, and their assigns, collectively own approximately 93.0% of the outstanding shares representing membership interests in Transferor.

3.14 Indebtedness; Liabilities. Other than its investment in the Acquirer and related transactions and the transactions contemplated by this Agreement, Transferor (i) has not conducted any business since its formation and (ii) has no indebtedness, obligations or other liabilities as of the Closing Date, including any liability for Taxes in excess of any Tax distributions required by Acquirer.

3.15 Solvency. Immediately after giving effect to the consummation of the transactions contemplated hereby, (a) Transferor will be able to pay all known or knowable liabilities as they become due; (b) the value of the remaining assets (if any) of Transferor (calculated at fair market value), including the proceeds received by Transferor as a result of the consummation of the Contemplated Transaction, will exceed all known or knowable liabilities.

3.16 Disclosure. Neither this Agreement nor any other document, certificate or instrument delivered to Acquirer by or on behalf of Transferor in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

ARTICLE IV

Representations, Warranties and Covenants of Acquirer

Acquirer represents and warrants to, and covenants with, Transferor as follows:

4.1 Corporate Existence and Power. Acquirer is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with full power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use.

4.2 Authority; No Conflict. The execution, delivery and performance by Acquirer of this Agreement and the consummation of the transactions contemplated hereby are within the corporate powers and authority of Acquirer and have been duly authorized by all necessary corporate action on the part of Acquirer. This Agreement constitutes the legal, valid and binding obligation of Acquirer, enforceable against Acquirer in accordance with its terms, (i) except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other laws concerning fraudulent conveyances and preferential transfers and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

4.3 Governmental Authorization. The execution, delivery and performance by Acquirer of this Agreement and the consummation of the transactions contemplated hereby require no action, consent or approval by or in respect of, filing with or material notice to, any governmental body, agency or official other than any such action or filing as to which the failure to make or obtain would not have, individually or in the aggregate, a Material Adverse Effect.

4.4 Noncontravention. The execution, delivery and performance by Acquirer of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (a) violate or conflict with the Organizational Documents of Acquirer or any resolution adopted by or any action taken by the board of directors or stockholders of Acquirer, (b) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any Legal Requirement binding upon or applicable to Acquirer, (c) with or without the giving of notice or the lapse of time, or both, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Acquirer, or to a loss of any benefit to which Acquirer is entitled, under any provision of any agreement, contract or other instrument to which Acquirer is a party or by which it or its properties or assets is bound or (d) result in the creation or imposition of any Encumbrance upon or with respect to Acquirer or its assets, except, in the case of clauses (b),(c) or (d), for any such contravention, conflict, violation, default, termination, cancellation, acceleration or loss that would not have, individually or in the aggregate, a Material Adverse Effect.

4.5 Capitalization. All of the shares of capital stock of Acquirer have been duly authorized and validly issued and are fully paid and non-assessable, and will, as of the completion of the initial public offering of Acquirer, conform as to legal matters to the description thereof contained in the Registration Statement. When issued at the Closing, the shares of Acquirer’s Common Stock constituting the Consideration will be duly authorized, validly issued, fully paid and non-assessable.

ARTICLE V

Additional Agreements

5.1 Commercially Reasonable Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each of Acquirer and Transferor will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate Contemplated Transaction and the Consideration Distribution and to cause the conditions in Articles VI and VII to be satisfied. Each of Acquirer and Transferor shall execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or appropriate in order to consummate or implement expeditiously the Contemplated Transaction and the Consideration Distribution.

5.2 Public Announcements. Neither Transferor nor any of the Systems Members may issue any press release or make any public statement with respect to this Agreement, the Contemplated Transaction or the Consideration Distribution.

5.3 Notification. Between the date of this Agreement and the Closing Date, Transferor and Acquirer will promptly notify one another in writing if such party becomes aware of any fact or condition that causes or constitutes a Breach of any of such party’s representations and warranties as of the date of this Agreement, or if such party becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Transferor and Acquirer will promptly notify one another of the occurrence of any Breach of any covenant of such party, under this Agreement or of the occurrence of any event that may make the satisfaction of the conditions in Articles VI and VII impossible or unlikely.

5.4 Information Statement.

(a) As soon as practicable after the date hereof, (i) Transferor will prepare the Information Statement, which shall be satisfactory in form and substance to Acquirer, and disseminate the Information Statement to Transferor’s equityholders, and (ii) Transferor will make, or will assist Acquirer in making, all necessary state securities laws or “blue sky” filings which are required in connection with the Consideration Distribution. Acquirer shall be responsible for providing the Acquirer Information to Transferor.

(b) Subject to Acquirer’s review and approval, Transferor will cause the Information Statement, at the time it is disseminated to Transferor’s equityholders, to comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act; provided, however, that Transferor shall have no responsibility with respect to the accuracy or completeness of the Acquirer Information.

(c) Each of Acquirer, solely with respect to the Acquirer Information, and Transferor, with respect to all other information in the Information Statement, agrees that it will use its Commercially Reasonable Efforts to ensure that the Information Statement (at the time it is disseminated to Transferor’s equityholders and on the Closing Date) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. If, at any time prior to the Closing Date, any event with respect to Transferor or Acquirer, or with respect to information included in the Information Statement, occurs and such event is required to be described in an amendment or supplement to the Information Statement, Transferor or Acquirer will promptly notify the other party of such occurrence and will prepare (with the cooperation of the other party) such amendment or supplement and disseminate such amendment or supplement to Transferor’s equityholders.

(d) Neither the Information Statement nor any amendment or supplement thereto will be disseminated to Transferor’s equityholders without the approval of both Transferor and Acquirer.

5.5 Payment of Costs and Expenses. Whether or not the Closing occurs, each of Transferor and Acquirer will pay their own respective costs and expenses (including fees and expenses of counsel and accountants) incurred by Transferor and Acquirer in connection with preparing for, entering into and carrying out this Agreement.

5.6 No Assumption of Liabilities or Obligations. Acquirer does not assume or agree to pay, satisfy, discharge or perform, and shall not be deemed by virtue of the execution and delivery of this Agreement, or of any instrument, paper or document delivered by it pursuant to this Agreement, or as a result of the consummation of the transactions contemplated by this Agreement, to have assumed, or to have agreed to pay, satisfy, discharge or perform, any liability, obligation or indebtedness of Transferor including liabilities and obligations with respect to Taxes of Transferor (including any Taxes of Transferor of any kind attributable to the Consideration Distribution or the Contemplated Transaction) and liabilities and obligations with respect to representations and warranties previously made by Transferor to any person. It is understood and agreed that Transferor shall retain all liability for, and Acquirer shall not assume or have any obligation with respect to, any liability, obligation or indebtedness of Transferor including liabilities and obligations with respect to Taxes of Transferor (including any Taxes of Transferor of any kind attributable to the Consideration Distribution or the Contemplated Transaction) and liabilities and obligations with respect to representations and warranties previously made by Transferor to any person. As provided in Section 9.2, Transferor shall indemnify Acquirer with respect to (a) such liabilities, obligations and indebtedness and (b) Proceedings and claims resulting from representations and warranties previously made by Transferor to any person.

5.7 Restrictive Legend. Transferor acknowledges that the following restrictive legend will be set forth on the certificates evidencing shares of Acquirer’s Common Stock which are issued pursuant to subsection (b) of Section 2.4 and subsection (b) of Section 2.5:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

5.8 Piggyback Registration Rights. Transferor’s equityholders shall retain all registration rights granted in Section 2.2 of the Acquirer’s Investor Rights Agreement, dated as of January 20, 2010, to holders of Gigamon Systems Registrable Securities (as such term is defined therein).

5.9 Matters Regarding Transferor’s Equityholders.

(a) Transferor has heretofore provided to Acquirer copies of all questionnaires completed by Transferor’s equityholders in anticipation of the transactions contemplated by this Agreement. The parties acknowledge that the Information Statement shall provide for the completion of such additional stockholder questionnaires, surveys or reviews as the parties deem are necessary in order to reasonably ensure that the Consideration Distribution satisfies the requirements for a private placement of securities as contemplated by Section 4(2) the Securities Act.

(b) Prior to the delivery of a certificate (or book entry in Acquirer’s stock records to such effect) representing shares of Acquirer’s Common Stock to be distributed to an equityholder of Transferor pursuant to the Consideration Distribution and as a condition precedent thereto, Transferor shall cause such stockholder to (i) represent and warrant to Acquirer and Transferor that such equityholder is acquiring such shares for investment and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act, and (ii) acknowledge that such equityholder will not be permitted to sell, transfer or assign such shares until their resale has been registered under the Securities Act, unless an exemption from such registration requirements of the Securities Act is available (including the exemption from such registration requirements set forth in Rule 144 under the Securities Act).

5.10 Access and Investigation. Until three years after the Closing, Transferor will, and will cause its Representatives to, (a) afford Acquirer and its Representatives full and free access to Transferor’s personnel, properties, contracts, books and records, and other documents and data, (b) furnish Acquirer and its Representatives with copies of all such contracts, books and records, and other existing documents and data as Acquirer may reasonably request, and (c) furnish Acquirer and its Representatives with such additional financial, operating, and other data and information as Acquirer may reasonably request.

ARTICLE VI

Conditions Precedent to Acquirer’s Obligation to Close

Acquirer’s obligation to acquire the Assets and to take the other actions required to be taken by Acquirer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Acquirer, in whole or in part):

6.1 Representations, Warranties and Covenants. The representations and warranties of Transferor set forth in this Agreement were true and correct as of the date of this Agreement and shall be true and correct at and as of the Closing, and Transferor shall have performed and complied with all agreements and covenants required by this Agreement to be performed or complied with at or prior to the Closing.

6.2 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, the Contemplated Transaction, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with the Contemplated Transaction.

6.3 No Prohibition. The consummation of the Contemplated Transaction will not, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

6.4 Stockholder Approval; Consents. The Approval of Transferor’s Equityholders and all other Consents required in connection with the transactions contemplated hereby shall have been received.

6.5 Section 4(2) of the Securities Act; Consideration. Acquirer shall have determined to its reasonable satisfaction that (a) the Consideration Distribution satisfies the conditions set forth in Section 4(2) of the Securities Act and all other provisions of federal and state securities laws, and (b) the issuance of the Consideration will be in compliance with all applicable federal and state securities laws.

6.6 Systems Member. Each Systems Member shall have executed and delivered to Acquirer an Indemnity Agreement substantially in the form of Exhibit 2.4(a)(iii).

6.7 Optionholder. Each Person who immediately prior to the Closing was a holder of a Transferor Option shall have executed and delivered to Acquirer an Option Substitution Agreement substantially in the form of Exhibit 2.4(a)(iv).

ARTICLE VII

Conditions Precedent to Transferor’s Obligation to Close

Transferor’s obligation to transfer the Assets and to take the other actions required to be taken by Transferor at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Transferor, in whole or in part):

7.1 Representations, Warranties and Covenants. The representations and warranties of Acquirer set forth in this Agreement were true and correct as of the date of this Agreement and shall be true and correct at and as of the Closing, and Acquirer shall have performed and complied with all agreements and covenants required by this Agreement to be performed or complied with at or prior to the Closing.

7.2 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, the Contemplated Transaction, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with the Contemplated Transaction.

7.3 No Prohibition. The consummation of the Contemplated Transaction will not, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

7.4 Stockholder Approval; Consents. The Approval of Transferor’s Equityholders and all other Consents required in connection with the transactions contemplated hereby shall have been received.

7.5 Section 4(2) of the Securities Act. Transferor shall have determined to its reasonable satisfaction that the Consideration Distribution satisfies the requirements for a private placement of securities as contemplated by Section 4(2) of the Securities Act and all other provisions of federal and state securities laws.

ARTICLE VIII

Termination

8.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

(a) by either Acquirer or Transferor if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived in writing;

(b)(i) by Acquirer if any of the conditions in Article VI has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Acquirer to comply with its obligations under this Agreement) and Acquirer has not waived such condition on or before the Closing Date; or (ii) by Transferor, if any of the conditions in Article VII has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Transferor to comply with its obligations under this Agreement) and Transferor has not waived such condition on or before the Closing Date;

(c) by mutual consent of Acquirer and Transferor; or

(d) by either Acquirer or Transferor if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before the date on which the SEC declares the Registration Statement effective, or such later date as the parties may agree upon.

8.2 Effect of Termination. Each party’s right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to

Section 8.1, no party will have any liability to the other party hereunder and all further obligations of the parties under this Agreement will terminate, except that the obligations in Section 5.6 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of the other party’s failure to comply with its obligations under this Agreement, the terminating party’s right to pursue all legal remedies will survive such termination unimpaired.

ARTICLE IX

Indemnification

9.1 Survival. The representations and warranties of any of the parties hereto contained in this Agreement shall survive the Closing. Except as otherwise provided in this Agreement, the covenants and agreements of the Parties contained in this Agreement shall survive Closing and shall continue in full force and effect indefinitely or for the shorter period specified in this Agreement. Any breach of representation, warranty, covenant or agreement in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

9.2 Indemnification.

(a) From and after Closing, Acquirer hereby indemnifies Transferor and its Affiliates and Representatives against and agrees to hold Transferor harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding) (“Damages”) actually incurred or suffered by Transferor arising out of or resulting from any inaccuracy or breach of any representation and warranty (each such inaccuracy and breach, a “Warranty Breach”) or breach of a covenant, in each case of Acquirer contained in this Agreement.

(b) From and after Closing, Transferor and each Systems Member hereby indemnifies Acquirer and its Affiliates and Representatives against and agrees to hold it harmless from any and all Damages actually incurred or suffered by Acquirer (i) arising out of or related in any way to any Warranty Breach or breach of a covenant of Transferor in this Agreement or in the Information Statement (other than Acquirer Information), exhibits, schedules or certificates to, or delivered in connection with, this Agreement; (ii) the consummation of the Contemplated Transaction without compliance with the bulk sales provisions of the Uniform Commercial Code or other statutes in any state having a similar purpose; and (iii) sales or other transfer taxes incurred in connection with the Contemplated Transaction.

9.3 Procedures.

(a) The party seeking indemnification under Section 9.2 (the “Indemnified Party”) agrees to give prompt notice to the party against whom indemnity is sought (the “Indemnifying Party”) of the assertion of any claim, or the commencement of any suit, action or proceeding (“Claim”) in respect of which indemnity may be sought under such Section and will provide the Indemnifying Party such information with respect thereto that the Indemnifying Party may reasonably request. The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have adversely prejudiced the Indemnifying Party.

(b) The Indemnified Party shall obtain the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of any Claim asserted by any third party (“Third Party Claim”).

(c) Each of Acquirer and Transferor shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

(d) Each Indemnified Party must mitigate in accordance with applicable Law any loss for which such Indemnified Party seeks indemnification under this Agreement. If such Indemnified Party mitigates its loss after the Indemnifying Party has paid the Indemnified Party under any indemnification provision of this Agreement in respect of that loss, the Indemnified Party must promptly notify the Indemnifying Party and promptly pay to the Indemnifying Party the extent of the value of the benefit (or, if less, the amount of any such loss previously paid by the Indemnifying Party) to the Indemnified Party of that mitigation (less the Indemnified Party’s reasonable costs of mitigation).

(e) Each Indemnified Party shall use reasonable efforts to collect any amounts available under insurance coverage, or from any other person alleged to be responsible, for any Damages payable under Section 9.2.

The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

9.4 Assignment of Claims. If the Indemnified Party receives any payment from an Indemnifying Party in respect of any Damages pursuant to Section 9.2 and the Indemnified Party could have recovered all or a part of such Damages from a third party (other than any Subsidiary of Acquirer or any current or former employee or agent of such persons) (a “Potential Contributor”) based on the underlying Claim asserted against the Indemnifying Party, the Indemnified Party shall assign such of its rights to proceed against the Potential Contributor as are necessary to permit the Indemnifying Party to recover from the Potential Contributor the amount of such payment.

9.5 Exclusivity. After the Closing, Section 9.2 will provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the transactions contemplated hereby, other than any claim for gross negligence, intentional misrepresentation, willful misconduct or fraud. Notwithstanding the foregoing, it is understood that nothing herein shall prohibit any party hereto from exercising its rights to seek equitable relief with respect to a breach of covenant or agreement under any Transaction Document.

9.6 Indemnification and Payment of Damages by Systems Members. Anything in this Agreement to the contrary notwithstanding, (a) with respect to each claim for indemnification under this Section 9, Acquirer must first proceed against Transferor, prior to the Consideration Distribution, before proceeding against any equityholder of Transferor (including any of the Systems Members), and (b) the indemnification obligation of a Systems Member under this Section 9 shall be limited to the value, as of the Closing, of the Consideration received by such Systems Member pursuant to the Consideration Distribution.

ARTICLE X

General Provisions

10.1 Notices. All notices, requests, or consents required or permitted to be given under this Agreement must be in writing and shall be deemed to have been given (i) three (3) days after the date mailed by registered or certified mail, addressed to the recipient, with return receipt requested, (ii) upon delivery to the recipient in person or by courier, or (iii) upon receipt of a facsimile transmission by the recipient. Such notices, requests and consents shall be given:

If to Transferor:

Gigamon Systems LLC

Attention: Ted C. Ho, Managing Member

c/o Gigamon Inc.

598 Gibraltar Drive

Milpitas, California 95035

With a copy to:

Sheppard Mullin Richter & Hampton LLP

379 Lytton Avenue

Palo Alto, CA 94301-1432

Attention: David Lee, Esq.

Facsimile: (650) 815-4670

If to Acquirer:

Gigamon Inc.

Attention: Paul Shinn, General Counsel

598 Gibraltar Drive

Milpitas, California 95035

With a copy to:

Wilson Sonsini Goodrich & Rosati, P.C.

Attention: Rezwan D. Pavri, Esq.

650 Page Mill Road

Palo Alto, California 94304

Facsimile number: (650) 493-6811

or to such other address or telecopy number and with such other copies, as such party may hereafter specify for the purpose by notice to the other parties.

Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Without limiting the manner by which notice otherwise may be given effectively to the parties pursuant to this Agreement, any notice to the parties given by Acquirer under any provision of this Agreement shall be effective if given by a form of electronic transmission consented to by the party to whom the notice is given. Any such consent shall be revocable by such party by written notice to Acquirer.

(a) Any notice given pursuant to the preceding paragraph shall be deemed given:

(i) if by electronic mail, when directed to an electronic mail address at which the party has consented to receive notice;

(ii) if by a posting on an electronic network together with separate notice to the party of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iii) if by any other form of electronic transmission, when directed to the party.

(b) An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of Acquirer that the notice has been given by a form of electronic transmission shall, in the absence of fraud or willful misconduct, be prima facie evidence of the facts stated therein.

(c) An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

10.2 Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

10.3 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

10.4 Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of Delaware, exclusive of its conflict-of-laws principles. In the event of a conflict between the provisions of this Agreement and any provision of Acquirer’s certificate of incorporation or the DGCL, the applicable provision of this Agreement shall control, to the extent permitted by law.

10.5 Consent to Jurisdiction. The parties to this Agreement hereby consent to the non-exclusive jurisdiction of the courts of the State of California in connection with any matter or dispute arising under this Agreement.

10.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.7 Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Each Transaction Document shall become effective when each party thereto shall have received a counterpart thereof signed by the other party thereto. No Transaction Document is intended to confer upon any Person other than the parties thereto any rights or remedies hereunder.

10.8 Entire Agreement. This Agreement, along with the exhibits and schedules hereto, constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto.

10.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other governmental authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

[Remainder of page intentionally left blank; next page is signature page]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

GIGAMON SYSTEMS LLC

By:	/s/ Ted C. Ho
Ted C. Ho
Managing Member

GIGAMON INC.

By:	/s/ Paul B. Shinn
Paul B. Shinn
General Counsel

[Transfer Agreement and Plan of Reorganization]

SCHEDULE A

ASSETS

17,300,005 shares of Acquirer’s Common Stock (“Transferor’s Shares”)

SCHEDULE B

TRANSFEROR OPTIONS

Transferor Optionee	Option to Purchase Class A Voting Shares of Transferor	Option to Purchase Class B Non-Voting Shares of Transferor	Total Shares of Transferor to be Purchased
Mike Bennett	11,975	1,185,525	1,197,500
Gene Lee	12,153	1,203,147	1,215,300
Marshall Manhoff	6,752	668,448	675,200
John Matarazzo	7,071	700,029	707,100
Edwin Wong	8,737	864,963	873,700
Wai-Pang Yuen	19,958	1,975,842	1,995,800

Total	66,646	6,597,954	6,664,600

SCHEDULE C

PENDING AND THREATENED PROCEEDINGS

None

EXHIBIT 2.4(a)(iii)

FORM OF LIABILITY ASSUMPTION AGREEMENT AND INDEMNITY

LIABILITY ASSUMPTION AGREEMENT AND INDEMNITY

This Liability Assumption Agreement and Indemnity (this “Agreement”) is made as of             , 2013, by and between Gigamon Inc., a Delaware corporation (“Acquirer”) and the signatories hereto (the “Systems Members”).

WHEREAS, on May 31, 2013, Gigamon Systems LLC, a California limited liability company (“Transferor”), and Acquirer entered into a Transfer Agreement and Plan of Reorganization (the “Reorganization Agreement”) pursuant to which Transferor agreed to transfer, and Acquirer agreed to acquire, certain of Transferor’s assets constituting substantially all of the assets of Transferor as of the time of such transfer;

WHEREAS, the Reorganization Agreement requires the Transferor to cause this Agreement to be executed by each of the Systems Members and delivered to Acquirer in connection with the closing of the transactions contemplated by the Reorganization Agreement (the “Closing”) and as a condition precedent thereto; and

WHEREAS, Acquirer is executing this Agreement to evidence its status as a beneficiary of the agreements made herein by the Systems Members;

NOW, THEREFORE, in consideration of the foregoing and in order to induce Acquirer to proceed with the Closing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Definitions. Unless otherwise defined in this Agreement, terms that are defined in the Reorganization Agreement shall have the respective meanings given them therein.

2. Liability Assumption. Each of the Systems Members hereby assumes and agrees to pay, satisfy, discharge and perform all duties, obligations and liabilities of Transferor under the Reorganization Agreement (including without limitation indemnification obligations) other than those that Transferor fully satisfies or performs prior to its contemplated dissolution, including but not limited to Transferor’s obligations under Article IX of the Reorganization Agreement, provided, however, that the indemnification obligation of each Systems Member hereunder shall be limited to the value, as of the Closing, of the Consideration received by such Systems Member pursuant to the Consideration Distribution.

3. Indemnification and Payment of Damages by Systems Members. Each of the Systems Members hereby agrees to indemnify and hold harmless the Acquirer Indemnified Persons for, and to pay to the Acquirer Indemnified Persons the amount of, any Damages arising, directly or indirectly, from or in connection with: (a) any Breach of any representation or warranty made by Transferor in the Reorganization Agreement or any other certificate delivered by Transferor pursuant to the Reorganization Agreement; (b) any Breach by Transferor of any covenant or obligation of Transferor in the Reorganization Agreement; (c) the failure of the Contemplated Transaction and the Consideration Distribution to satisfy the conditions set forth in Section 4(2) of the Securities Act of

1933, as amended (the “Securities Act”) other than any failure attributable to the Acquirer Information; (d) any liability, obligation or indebtedness of Transferor; (e) any liability of Transferor for Taxes (including any liability of Transferor for Taxes incurred as a result of or in connection with the Consideration Distribution or the Contemplated Transaction); (f) Proceedings or claims resulting from representations and warranties previously made by Transferor to any person; (g) disclosures in the Information Statement, other than the Acquirer Information; (h) the consummation of the Contemplated Transaction without compliance with the bulk sales provisions of the Uniform Commercial Code or other statutes in any state having a similar purpose; and (i) sales or other transfer taxes incurred in connection with the Contemplated Transaction.

4. Unconditional Obligation. Each of the Systems Members hereby agrees that its obligations under this Agreement are unconditional.

5. Representations and Warranties. Each Systems Member represents and warrants that (a) it has and had the right to consult with its attorney regarding the terms of this Agreement, and (b) this Agreement is a legal, valid and binding obligation of each Systems Member enforceable against each such Systems Member in accordance with its terms, subject to (x) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, and other similar laws relating to or affecting the rights of creditors generally, which may from time to time be in effect, and (y) the effect of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) and to the discretion of the court before which any proceedings therefor may be brought.

6. Market Standoff. Each Systems Member agrees it shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any shares Common Stock (or other securities) of the Company received by such Systems Member pursuant to the Consideration Distribution (other than those included in the registration) during the period from the filing the registration statement for the Acquirer’s initial public offering filed under the Securities Act that includes securities to be sold on behalf of the Acquirer to the public in an underwritten public offering under the Securities Act through the end of the 180-day period following the effective date of the registration statement. Each Systems Member agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 6 or that are necessary to give further effect thereto.

7. Notices. All notices, requests, or consents required or permitted to be given under this Agreement must be in writing and shall be deemed to have been given (i) three (3) days after the date mailed by registered or certified mail, addressed to the recipient, with return receipt requested, (ii) upon delivery to the recipient in person or by courier, or (iii) upon receipt of a facsimile transmission by the recipient. Such notices, requests and consents shall be given:

If to each Systems Member, at the address provided under their respective signatures hereto.

If to Acquirer:

Gigamon Inc.

Attention: Paul Shinn, General Counsel

598 Gibraltar Drive

Milpitas, California 95035

With a copy to:

Wilson Sonsini Goodrich & Rosati, P.C.

Attention: Rezwan D. Pavri, Esq.

650 Page Mill Road

Palo Alto, California 94304

Facsimile number: (650) 493-6811

or to such other address or telecopy number and with such other copies, as such party may hereafter specify for the purpose by notice to the other parties.

Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Without limiting the manner by which notice otherwise may be given effectively to the parties pursuant to this Agreement, any notice to the parties given by Acquirer under any provision of this Agreement shall be effective if given by a form of electronic transmission consented to by the party to whom the notice is given. Any such consent shall be revocable by such party by written notice to Acquirer.

(a) Any notice given pursuant to the preceding paragraph shall be deemed given:

(i) if by electronic mail, when directed to an electronic mail address at which the party has consented to receive notice;

(ii) if by a posting on an electronic network together with separate notice to the party of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iii) if by any other form of electronic transmission, when directed to the party.

(b) An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of Acquirer that the notice has been given by a form of electronic transmission shall, in the absence of fraud or willful misconduct, be prima facie evidence of the facts stated therein.

(c) An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

8. Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

9. Beneficiary Rights. Both Acquirer and Transferor shall have any legal or equitable right, remedy or claim under or with respect to this Agreement. Nothing expressed or referred to in this Agreement will be construed to give any other person any legal or equitable right, remedy, or claim under or with respect to this Agreement.

10. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

11. Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of Delaware, exclusive of its conflict-of-laws principles. In the event of a conflict between the provisions of this Agreement and any provision of Acquirer’s certificate of incorporation or the DGCL, the applicable provision of this Agreement shall control, to the extent permitted by law.

12. Consent to Jurisdiction. Each Systems Member agrees that any suit, action or proceeding arising out of or relating to this Agreement may be brought in the courts of the State of California or in the United States District Court for the Northern District of California and each Systems Member hereby submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding relating to this Agreement. Each Systems Member hereby irrevocably waives any objection that such Systems Member may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the courts of the State of California or in the United States District Court for the Northern District of California, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

GIGAMON INC.

By:
Paul B. Shinn
General Counsel

[Liability Assumption Agreement and Indemnity]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

THE GALLATIN FAMILY TRUST
DBA FEB 19, 2010

Name:
Its:

Address:

THE LORNA COATSWORTH TRUST #1
ARMENTROUT AND ASSOCIATES LTD.

Name:
Its:

Address:

THE CRYSTAL MARTINEZ TRUST #1
ARMENTROUT AND ASSOCIATES LTD.

Name:
Its:

Address:

[Liability Assumption Agreement and Indemnity]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

THE BRANDY HIGGINS TRUST #1
ARMENTROUT AND ASSOCIATES LTD.

Name:
Its:

Address:

THE LORNA COATSWORTH TRUST #2
ARMENTROUT AND ASSOCIATES LTD.

Name:
Its:

Address:

THE CRYSTAL MARTINEZ TRUST #2
ARMENTROUT AND ASSOCIATES LTD.

Name:
Its:

Address:

THE BRANDY HIGGINS TRUST #2
ARMENTROUT AND ASSOCIATES LTD.

Name:
Its:

Address:

[Liability Assumption Agreement and Indemnity]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

Ted Ching-Lin Ho

Address:

THE TED CHING-LIN HO NEVADA GIFT TRUST

Tiffany Fay Ho, Family Trustee

Chao-Hsien Hsu, Independent Trustee

Address:

THE JULIE HSIAO LING HO
NEVADA GIFT TRUST

Tiffany Fay Ho, Family Trustee

Chao-Hsien Hsu, Independent Trustee

Address:

[Liability Assumption Agreement and Indemnity]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

THE TED AND JULIE HO LIVING TRUST

Ted Ching-Lin Ho, Trustee

Julie Hsiao Ling Ho, Trustee

Address:

King Lim Won

Address:

THE GINA MICHELLE WON
20120101 LIVING TRUST

Gina Michelle Won, Grantor and Trustee

Address:

THE BRIAN JASON WON
20120101 LIVING TRUST

Brian Jason Won, Grantor and Trustee

Address:

[Liability Assumption Agreement and Indemnity]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

Patrick Pak Tak Leong

Address:

THE LEONG-WONG FAMILY TRUST

Patrick Pak Tak Leong, Trustee

Karen Kar Wong, Trustee

Address:

Eva Wai-Tak Leong

Address:

Wei-Yan “Sandy” Chau

Address:

[Liability Assumption Agreement and Indemnity]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

THE RUTH K.T. CHAN FAMILY TRUST

Ruth K.T. Chan, Trustee

Address:

THE ELAINE Y.R. CHAU 2006 IRREVOCABLE TRUST UAD 8-31-2006

Sonia M. Ge, Trustee

Mary Tsai, Trustee

Address:

THE HOWARD H.R. CHAU 2006 IRREVOCABLE TRUST UAD 8-31-2006

Sonia M. Ge, Trustee

Mary Tsai, Trustee

Address:

[Liability Assumption Agreement and Indemnity]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

Thomas Cheung

Address:

Nelson Wong

Address:

Ioan “John” Imbrisca

Address:

Rene Cardenas

Address:

Susan Chen

Address:

[Liability Assumption Agreement and Indemnity]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

Tim Dubuc

Address:

Chao-Hsien “Tony” Hsu

Address:

Tom Hartman

Address:

Michael Hoffman

Address:

Nelson Fernandez

Address:

[Liability Assumption Agreement and Indemnity]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

Brandy Higgins

Address:

Ning Wang

Address:

Anhthu Do

Address:

Grant Swanson

Address:

Delia Tanusuputra

Address:

Wayne Tu

[Liability Assumption Agreement and Indemnity]

Address:

[Liability Assumption Agreement and Indemnity]

EXHIBIT 2.4(a)(iv)

FORM OF OPTION SUBSTITUTION AGREEMENT